          THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.


_____________, 1999                                                  $[25,000]
                                                                     =========

                                 EchoCath, Inc.
                                 4326 US Route 1
                       Monmouth Junction, New Jersey 08852

                       6 1/2% CONVERTIBLE PROMISSORY NOTE

     EchoCath, Inc., a New Jersey corporation (the "Company"), for value received, promises to pay to ______________________ or registered assigns (each, a "Holder"), the principal amount of [Twenty-Five Thousand dollars ($25,000)], on ____________, 2002 [three years from the final closing date] (the "Maturity Date") or sooner if made pursuant to the terms hereof, and to pay interest on the unpaid principal balance at the rate of 6.5% per year. Payment of principal and accrued and unpaid interest shall be made at the offices of the Company in Princeton, New Jersey, in lawful money of the United States of America, and shall be mailed to the registered owner or owners hereof at the address appearing on the books of the Company. This Note is issued by the Company in connection with the Company's placement of units with accredited investors, each full unit consisting of one 6 1/2% convertible promissory note and a warrant to purchase 33,333 shares of the Class A common stock, no par value, of the Company (the "Common Stock").

     1. Conversion. (a) The Holder or Holders of this Note may at any time prior to the Maturity Date, convert the principal amount hereof (and accrued and unpaid interest) into shares (the "Shares") of Common Stock, at the conversion rate of one Share of Common Stock for each $0.75 of principal and accrued and unpaid interest on this Note. To convert this Note, the Holder or Holders hereof must surrender the same at the office of the Company, together with a written instrument of transfer in a form satisfactory to the Company, properly completed and executed and with a written notice of conversion.

     (b) The Company, on the Maturity Date, may, in its sole discretion, require the Holder to convert the principal amount hereof (and accrued and unpaid interest) into Shares of the Common Stock, at a conversion rate equal to the lesser of (i) $0.75 per Share or (ii) the market price (as defined in paragraph 1(e) hereof) immediately prior to the Maturity Date, but no less than $0.25 per Share.

     (c) The Company, following ________________, 2000 [the first anniversary of the final closing] but prior to the Maturity Date, by giving 30 day's written notice, may require the Holder to convert the principal amount hereof (and accrued and unpaid interest) into Shares of Common Stock at a conversion rate equal to the lesser of (i) $0.75 per Share or (ii) the market price (as defined in paragraph 1(e) hereof) immediately prior to the Company's notice of such election, but no less than $0.25 per Share.

     (d) The principal and accrued and unpaid interest of this Note shall automatically be converted into Shares of Common Stock at a conversion rate equal to $0.75 per Share in the event that the Company receives notice from Nasdaq that the Common Stock shall be listed on The Nasdaq SmallCap Market pending conversion of the Notes into Shares of Common Stock.

     (e) The term "market price" for purposes of determining the price of a Share of the Common Stock under this Note, shall mean the average of the last sales prices of the Common Stock in the over the counter market, for each of the five trading dates prior to the date on which market price is to be determined (or, for any of such five days where there is no sale price, such day's average of the bid and asked price).

     (f) The Company shall, promptly following the conversion of this Note pursuant to this paragraph 1, issue and deliver to the Holder certificates for the appropriate number of securities to which the Holder shall be entitled as aforesaid.

     2. Adjustments to Conversion. (a) If the Company pays to the Holders of the Common Stock a dividend in Common Stock, the number of Shares of the Common Stock issuable upon the conversion of this Note (the "Conversion Shares") shall be proportionally increased, effective at the close of business on the record date for determination of the Holders of the Common Stock entitled to the dividend.

     (b) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock into which this Note might have been converted immediately prior to such consolidation, merger, sale, lease, or conveyance, and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement.

     (c) In case of any reclassification or change of the shares of Common Stock issuable upon conversion of this Note (other than a change in par value or from a specified par value to no par, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon conversion of this Note solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock for which this Note might have been converted immediately prior to such reclassification, change, consolidation, or merger.

     (d) Notwithstanding anything to the contrary herein contained, in the event of a transaction contemplated by paragraph 2(b) in which the surviving, continuing, successor, or purchasing corporation demands that all outstanding convertible notes and warrants be extinguished prior to the closing date of the contemplated transaction, the Company shall give prior notice (the "Merger Notice") thereof to the Holders advising them of such transaction. The Holders shall have ten days after the date of the Merger Notice to elect to (i) convert the Notes in the manner provided herein or (ii) receive from the surviving, continuing, successor, or purchasing corporation the same consideration receivable by a holder of the number of shares of Common Stock for which this Note might have been converted immediately prior to such consolidation, merger, sale, or purchase reduced by such amount of the consideration as has a market value equal to the Exercise Price, as determined by the board of directors of the Company, whose determination shall be conclusive absent manifest error. If any Holder fails to timely notify the Company of its election, the Holder shall be deemed for all purposes to have elected the option set forth in (ii) above. Any amounts receivable by a Holder who has elected the option set forth in (ii) above shall be payable at the same time as amounts payable to stockholders in connection with any such transaction.

     (e) The above provisions of this paragraph 2 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

     3. Fractional Shares. In lieu of issuing any fraction of a Share of Common Stock upon the conversion of this Note, the Company shall pay to the Holder hereof for any fraction of a Share of the Common Stock otherwise issuable upon the conversion, cash equal to the same fraction of the then current per share market price of the Common Stock, as determined in accordance with paragraph 1(e).

     4. Prepayment. The Company may, without penalty or premium, at any time following __________, 2000 [first anniversary of final closing date] prepay in whole or in part, the principal amount, plus accrued interest to the date of prepayment, of this Note, upon 30 days' written notice by certified or registered mail to the Holder. Such notice shall be mailed to the Holder's address appearing on the Company's books. The Holder shall have until the last day of such 30 day period to convert the Note into Common Stock, pursuant to paragraph 1.

     5. Interest. Interest on this Note shall accrue at the rate of 6 1/2% per year. The Company may pay the interest accruing hereon without penalty or premium at any time prior to the Maturity Date.

     6. Events of Default. If any one or more of the following events shall occur:

     (a) The Company shall fail to pay any amount under this Note when the same shall become due and payable, whether at maturity or by acceleration or otherwise; or

     (b) (i) the Company shall commence any action (A) under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Company or its debts; or (B) seeking appointment of a custodian, receiver or similar official for the Company or any substantial part of its property; or (ii) any action of a nature referred to above shall be commenced against the Company and results in an order for relief or is not dismissed, discharged or fully bonded within 30 days; or (iii) there shall be commenced against the Company any action seeking attachment, execution or similar process against any substantial part of the Company's property, which action is not within 30 days discharged or stayed or fully bonded; or (iv) the Company shall, by act or omission, indicate its consent to or acquiescence in any of the foregoing, without regard to the grace periods set forth above; or (v) the Company shall be unable, or admit in writing inability, to pay the Company's debts as they become due; or (vi) the Company shaft transfer or conceal its property with intent, to hinder, delay or defraud any creditors or to benefit any class of creditors or creditors generally or shall suffer for 30 days or longer while insolvent any lien on the Company's property resulting from judicial proceedings; or

     (c) the dissolution or other winding up of the Company, then, in such event and at any time thereafter, if such event shall then be continuing, Holder may, at its option upon written notice to the Company, declare this Note to be due and payable, whereupon (or without the necessity for in the case of any event described in clause (i) or (ii) of subparagraph 6(b) above) the entire balance of this Note shall forthwith become and be due and payable.

     7. Release of Shareholders, Officers and Directors. This Note is the obligation of the Company only, and no recourse shall be had for the payment of any principal or interest hereon against any shareholder, officer or director of the Company, either directly or through the Company, by virtue of any statute for the enforcement of any assessment of otherwise. The Holder, by the acceptance hereof, and as part of the consideration for this Note, releases all such claims and waives all such liabilities against the foregoing persons in connection with this Note.

     8. Company's Representations. The Company represents and warrants to Holder, to induce it to purchase this Note, that (a) this Note has been duly authorized and represents a legal, valid and binding obligation of the Company and (b) the Conversion Shares will, upon issuance in accordance with the terms of this Note, be legally issued, fully-paid and nonassessable.

     9. Securities Laws Matters. This Note and the Conversion Shares are being issued pursuant to an exemption from the registration provisions of the Securities Act of 1933, as amended (the "Act"), and neither the Note nor the Conversion Shares may be sold, assigned or transferred in any manner whatsoever without an opinion of counsel, satisfactory to the Company, that such sale, transfer or assignment is not in violation of the registration provisions of the Act and applicable state securities laws.

     10. Subscription Agreement. All Notes of this issue are subject to, and have the benefit of, the obligations and rights set forth in a Subscription Agreement between the Company and Holder, of even date herewith, including, without limitation, registration rights of the Conversion Shares.

     11. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York (without reference to its rules as to conflicts of law).

     IN WITNESS WHEREOF, the Company has caused this Note to be signed this ____ day of ____________, 1999.

                                 ECHOCATH, INC.

                                 By:
                                    ------------------------------
                                     Name:
                                     Title:

ATTEST:

By:
   ---------------------------
    Name:
    Title: